Exhibit 16.1

March 13, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Piedmont Lithium's Form 8-K dated March 13, 2024, and we agree with the statements made therein.

Yours truly,

/s/DELOITTE & TOUCHE LLP

Charlotte, North Carolina